EXHIBIT 99.1

Crimson Exploration Inc. to Present at Rodman & Renshaw’s Annual Global Investment Conference
HOUSTON, September 8, 2010 (BUSINESS WIRE) -- Crimson Exploration Inc. (NasdaqGM:CXPO) will present at Rodman & Renshaw’s Annual Global Investment Conference at the New York Palace Hotel located at 455 Madison Avenue, New York, NY 10022 on Tuesday, September 14, 2010 at 8:45 a.m. EDT.

A live audio webcast of the presentation can be accessed at http://www.wsw.com/webcast/rrshq18/cxpo or by visiting the Company’s website at http://crimsonexploration.com. A copy of the presentation will be posted to the website in the “Investor Relations” section prior to the start of the Company’s presentation and a replay of the audio will be archived until Tuesday, September 21, 2010.

Crimson Exploration is a Houston, TX-based independent energy company engaged in onshore oil & gas exploration and production in South Texas, East Texas, the Upper Gulf Coast and Colorado.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

SOURCE: Crimson Exploration Inc.

Crimson Exploration Inc., Houston
E. Joseph Grady, 713-236-7400